Exhibit 99.1

International Stem Cell Corporation Announces $10.25 Million Purchase

Agreement with Lincoln Park Capital Fund, LLC

CARLSBAD, CA — (Marketwired) — 12/11/13 — International Stem Cell Corporation (OTCQB: ISCO), a California-based biotechnology company developing novel stem cell based therapies, announced today that it has entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor, whereby LPC has committed to invest up to $10.25 million of our common stock over a 36 month term.

“We are pleased to have this new financing arrangement in place with Lincoln Park Capital,” said Dr. Andrey Semechkin, CEO and Co-Chairman. “The agreement gives us access to a significant new source of funding, strengthens our balance sheet, and provides us the flexibility we have been looking for at a low cost of capital.”

LPC shall purchase $250,000 of ISCO common stock one business day prior to ISCO’s filing of a registration statement covering the resale of the shares that may be issued to LPC. Upon effectiveness of the registration statement with the U.S. Securities and Exchange Commission, the Company, at its sole discretion, has the right to sell to LPC up to an additional $10.0 million of its common stock, subject to certain conditions.

The Company controls the timing and amount of any future investment and LPC is obligated to make such purchases. There are no upper limits to the price LPC may pay to purchase ISCO common stock and the purchase price of the shares related to any future investments will be fixed pursuant to a formula based upon the prevailing market prices of the Company’s shares at the time of sale to LPC. LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock. The agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty.

A more detailed description of the agreement is set forth in the Company’s Current Report on Form 8-K filed with the SEC on December 11, 2013.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About International Stem Cell Corporation

International Stem Cell Corporation is focused on the therapeutic applications of human parthenogenetic stem cells (hpSCs) and the development and commercialization of cell-based research and cosmetic products. ISCO’s core technology, parthenogenesis, results in the creation of pluripotent human stem cells from unfertilized oocytes (eggs) hence avoiding ethical issues associated with the use or destruction of viable human embryos. ISCO scientists have created the first parthenogenetic, homozygous stem cell line that can be a source of therapeutic cells for hundreds of millions of individuals of differing genders, ages and racial background with minimal immune rejection after transplantation. hpSCs offer the potential to create the first true stem cell bank, UniStemCell™. ISCO also produces and markets specialized cells and growth media for therapeutic research worldwide through its subsidiary Lifeline Cell Technology (www.lifelinecelltech.com), and stem cell-based skin care products through its subsidiary Lifeline Skin Care (www.lifelineskincare.com). More information is available at www.internationalstemcell.com.

ISCO’s lead indication is Parkinson’s disease. The Parkinson’s disease program uses human parthenogenetic neural stem cells (hPNSC) a novel therapeutic cellular product derived from the company’s proprietary human pluripotent stem cells. hPNSC are self-renewing mulitpotent cells that are precursors for the major cells of the central nervous system. The ability of hPNSC to (i) differentiate into dopaminergic (DA) neurons and (ii) express neurotrophic factors such as glial derived neurotrophic factor (GDNF) and brain derived neurotrophic factor (BDNF) to protect the nigrostriatal system, offers a new opportunity for the treatment of Parkinson’s disease, especially in cases where current small molecule approaches fail to adequately control the symptoms.

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About Lincoln Park Capital

LPC is an institutional investor headquartered in Chicago, Illinois. LPC’s experienced professionals manage a portfolio of investments in public and private entities. These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology. LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency. For more information, visit www.lpcfunds.com.

Safe Harbor Statement Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as “desires,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions. These statements are not guarantees of the Company’s future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Additional information regarding factors that could cause results to differ materially from management’s expectations is found in the Company’s SEC filings. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

Contacts:

International Stem Cell Corporation

Dr. Simon Craw

Executive Vice President

Phone: 760-940-6383

Email: ir@intlstemcell.com